Exhibit 99.1

Double Eagle Petroleum Co. May 25, 2010 Annual Shareholders Meeting New York, New York

2 Disclaimer This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Effective for the Company's December 31, 2009 Form 10-K, SEC guidelines were changed to also allow for disclosure of "probable" and "possible" reserves. We have used these terms in this presentation. Investors are urged to consider closely the disclosure in our 2009 Form 10-K, File No. 1-33571, available from us at Double Eagle Petroleum, 1675 Broadway, Suite 2200, Denver, Colorado 80202, Attn Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

3 Value Proposition (a) Excludes any value for pipeline assets, probable and possible reserves.

Corporate Profile Market Cap ~ $54 Million (a) Enterprise Value ~ $125 Million (a) Proved Reserve Base (d) 114.2 Bcfe Proved Reserves using year-end pricing $229.7 Million PV-10 97% Gas 65% Proved Developed Production 24.9 Mmcfe/d (b) 2010--76% hedged; avg. prices from $4.39-$6.19 2011--56% hedged; avg. prices from $5.83-$7.80 Own and operate midstream assets servicing major operated properties Future Drilling Upside 134.9 Bcfe probable and possible reserves (d) Over 970 potential future drilling locations in Pinedale and Atlantic Rim Acreage Total-- 359,830 gross (114,369 net) acres (c) Developing Exploration Opportunities Over 83,000 gross (61,000 net) acres across Wyoming with Niobrara potential Table Top Unit project with 2-3 TCF Target Shares based on closing price of $4.85 and 11.1 million shares outstanding as of May 13, 2010 For the quarter ended March 31, 2010 As of December 31, 2009 Based upon year end spot price of $5.54 per MMbtu and $76.00 per Bbl 4 LEGEND Atlantic Rim 2. Pinedale Anticline 3. Madden Deep

5 Historical Highlights Low cost growth through the drill bit F&D Costs average $1.00 to $1.50 per Mcfe; Production Costs, including taxes--$1.45 per Mcfe at March 31, 2009; G&A Costs equals ~12% of revenues; lowest among peer group with revenues < $140 million We have been able to consistently grow proved developed reserves as a result of our large inventory of drilling locations as well as converting our probable reserves to proved reserves 2003-2009 SEC Prepared by Netherland, Sewell & Associates, Inc. as of December 31 for each respective year.

6 Quality Asset Portfolio-Overview Major Projects Atlantic Rim Catalina (Operated by Double Eagle Petroleum) Sun Dog (Operated by Anadarko) Doty Mountain (Operated by Anadarko) Development began in mid-2007 Currently the 25th largest gas producing field in Wyoming (a) Double Eagle is 12th largest coal bed methane producer in Wyoming (a) Represents 75% (b) of Company production and 61% of proved reserves (c) Pinedale Anticline (Operated by Questar) The Pinedale Anticline is the 2nd largest gas producing field in Wyoming (a) Represents 21% (b) of the Company's production and 32% (c) of proved reserves Midstream Assets Other Projects Madden Deep (Operated by Conoco/Phillips) Waltman (Operated by Double Eagle Petroleum) Table Top Unit in Utah (Operated by Double Eagle Petroleum) Whiskey Buttes (Operated by BP) Per the Rocky Mountain Oil Journal-April 2009 As of March 31, 2010 Prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2009.

The Atlantic Rim

Historical drilling activity

- **Catalina Unit**
  - 14 new production wells drilled through 2004 (pre EIS)
  - 33 new production wells drilled in 2007
  - 23 new production wells drilled in 2008
- **Sun Dog Unit**
  - 14 new wells drilled through 2005
  - 34 new production wells drilled in 2007
  - 66 new production drilled in 2008
- **Doty Mountain Unit**
  - 24 new producing wells in 2004
  - 36 new wells drilled in 2007/2008

2009 activity

- **Catalina Unit**
  - 20 wells added to production
  - Well enhancements and production improvements
    - Work-overs performed at the end of Q3 and during Q4
- **Sun Dog Unit /Doty Mountain**
  - Completion of previously drilled wells-20 wells added
  - Well enhancements and improvement
  - New stimulation efforts in process on existing production wells

2010 Activity

- Participation in 10+ new wells in Sun Dog/ Doty Mnt Units
- Analysis of Catalina Unit reservoir study will provide timing and extent of drilling in 2010
- Reconfiguration of Catalina Unit Compression

FUTURE HORIZION ~ 620 future drilling locations remain for development in these three units


17N/92W
17N/91W
Doty Mtn Unit
16N/92W
16N/91W
Sun
Dog
Unit
Catalina
Unit
Mesaverde Outcrop
Brown Cow
Unit
2008-2009 WELLS
D POD WELLS
E POD WELLS
F POD WELLS
G POD WELLS
H POD WELLS
I POD WELLS
Double Eagle Petroleum
Catalina Unit

7

8 Pinedale Anticline Questar Operated Properties Interests in over 130 wells (including 2008/2009 drilled wells) 17 wells completed in 2009; Currently participating in 16 new wells; to be completed in 2010 350+ Potential future locations Double Eagle Interests: 6-12.5% WI

9 Midstream Infrastructure Growing source of fee-based revenue that is independent of gas prices Connects Catalina Unit to interstate pipeline 100% owned by Double Eagle 125 MMcf/d capacity; currently at 27.5 Mmcf/d Easy tie-in to third party production Own permits to extend north to additional distribution pipelines Low cost of operations Assures transportation out of Catalina Unit for future development volumes

10 Developing Exploration Potential Table Top Unit Filed for EIS review with USFS, awaiting approval Assessing need for additional seismic work; to be performed 2011 Potential 2-3 TCF target Niobrara Formation Niobrara Shale is up and coming play. Potentially similar to Bakken, Barnett or Marcellus; Established production history in Niobrara throughout Rockies in vertical wells; now being drilled using modern horizontal drilling and completion techniques; Current horizontal activity in DJ Basin and Southern Powder River Basins 200 miles east of Atlantic Rim area, including EOG, Kerr-McGee, St. Mary Land, Whiting Atlantic Rim area has established commercial Niobrara production, using traditional drilling and completion techniques; Double Eagle owns over 48,000 gross and 26,000 net acres in the Atlantic Rim area and over 35,000 gross and net acres of leases in other prospective Niobrara areas in Wyoming

Q&A